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                                                                    EXHIBIT 12.2

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC PENSION INVESTORS '84
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                 Three       Three
                                                                                                 Months      Months
                                      Year End.   Year End.   Year End.  Year End.  Year End.     End.        End.
                                         1996       1997        1998       1999       2000      3/31/00     3/31/01
                                      -----------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                   $ 198      $(559)      $ 125      $ 357      $ 325      $ (43)      $ 119

Fixed Charges:
  Interest expense                         --         115         148        137        129         33          31
  Interest factor of rental expense          9         12          11         12         11        --          --
                                      -----------------------------------------------------------------------------
             Total fixed charges             9        127         159        149        140         33          31
                                      -----------------------------------------------------------------------------

             Total earnings                207       (432)        284        506        465        (10)        150

             Total fixed charges             9        127         159        149        140         33          31
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
Ratio of earnings to fixed charges       22.22      (3.40)       1.79       3.40       3.32      (0.30)       4.84
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
  Deficiency to cover fixed charges        --         559         --         --         --          43         --
                                      -----------------------------------------------------------------------------